UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

WILLIAM PENN BANCORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-40255	85-3898797
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

10 Canal Street, Suite 104, Bristol, Pennsylvania 19007

(Address of principal executive offices) (Zip Code)

(267) 540-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WMPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [☒]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, William Penn Bancorporation (the “Company”) and its wholly owned subsidiary, William Penn Bank (the “Bank”), entered into an amended and restated employment agreement with Kenneth J. Stephon, the Chairman, President and Chief Executive Officer of the Company and the Bank.  The amended and restated employment agreement replaces the previous employment agreement  between Mr. Stephon, the Bank and William Penn Bancorp, Inc., the former mid-tier parent holding company for the Bank, in its entirety.

In addition, on June 15, 2022, the Company and the Bank entered into change in control agreements with (1) Jeannine Cimino, Executive Vice President and Chief Retail Officer of the Company and the Bank; (2) Amy Hannigan, Executive Vice President and Chief Operating Officer of the Company and the Bank; (3) Jonathan Logan, Executive Vice President and Chief Financial Officer of the Company and the Bank; and (4) Alan Turner, Executive Vice President and Chief Lending Officer of the Company and the Bank (collectively, the “Executives”).

A.	Amended and Restated Employment Agreement

The amended and restated employment agreement between the Company, the Bank and Mr. Stephon, which becomes effective on July 1, 2022, provides for a three-year term.  Beginning on the first anniversary of the agreement’s effective date, the term of the agreement will be extended by an additional year, unless the Bank or Mr. Stephon provides the other party with written notice of non-renewal in accordance with the terms of the agreement, so that the term of the agreement remains at three years.

The amended and restated employment agreement provides for, among other things, a minimum annual base salary of $509,000, eligibility to participate in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including the annual incentive, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel. Under the agreement, the Bank will also provide Mr. Stephon with an automobile owned or leased by the Bank and will pay, or reimburse Mr. Stephon for, all expenses associated with Mr. Stephon’s use of such automobile.

The amended and restated employment agreement also provides for certain payments to Mr. Stephon following the termination of his employment by the Company and Bank without cause (as defined in the agreement) or by Mr. Stephon for good reason (as defined in the agreement).  Generally, in exchange for signing an effective release of claims against the Company and the Bank, Mr. Stephon will be entitled to receive a lump sum severance payment equal to: (1) his then current base salary due for the remaining term of the agreement, and (2) two times the highest annual bonus paid to him during the two-year period preceding his termination of employment, a lump sum cash payment equal to eighteen times the Bank’s monthly COBRA charge in effect on his termination date for the type of Bank-provided group health plan coverage in effect for Mr. Stephon (e.g., family coverage) on his termination date, any unpaid annual bonus for the completed fiscal year preceding the fiscal year in which his termination occurs, a lump sum cash payment equal to a pro rata portion of Mr. Stephon’s target annual incentive award for the fiscal year in which his termination occurs and accelerated vesting of his outstanding equity awards. However, under the terms of the agreement, if such termination occurs within twenty-four months after a change in control of the Company (as defined in the agreement), Mr. Stephon will be entitled to receive a lump sum severance payment equal to three times the sum of his: (1) base salary, and (2) the highest annual bonus paid to him during the three-year period preceding his termination of employment., a lump sum cash payment equal to thirty-six times the Bank’s monthly COBRA charge in effect on his termination date for the type of Bank-provided group health plan coverage in effect for Mr. Stephon on his termination date, any unpaid annual bonus for the completed fiscal year preceding the fiscal year in which his termination occurs, a lump sum cash payment equal to a pro rata portion of Mr. Stephon’s target annual incentive award for the fiscal year in which his termination occurs and accelerated vesting of his outstanding equity awards. The agreement provides for a “best net benefits” approach in the event that severance benefits under the agreement or otherwise result in “excess parachute payments” under  Section 280G of the Internal Revenue Code of 1986, as amended.  The agreement also provides limited benefits in the event Mr. Stephon’s employment terminates due to death or disability.

The amended and restated employment agreement also provides that, except in the event of a change in control, Mr. Stephon will be subject to one-year non-competition and non-solicitation restrictions in the event his employment is terminated.

The Company will file a copy of Mr. Stephon’s amended and restated employment agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending June 30, 2022.

B.	Change in Control Agreements

The change in control agreements between the Company, the Bank and each of the Executives, which also become effective on July 1, 2022, provide for two-year terms.  Beginning on the first anniversary of each agreement’s effective date, the term of the agreement will be extended by an additional year, unless the Bank or the applicable Executive provides the other party with written notice of non-renewal in accordance with the terms of the agreement, so that the term of the agreement remains at two years.

Under the terms of each agreement, if within twenty-four months of a change in control of the Company (as defined in the agreement), the Executive’s employment is terminated by the Company and Bank without cause (as defined in the agreement) or by the Executive for good reason (as defined in the agreement) he or she will be entitled to receive a lump sum severance payment equal to two times the sum of his or her: (1) base salary, and (2) the highest annual bonus paid to the Executive during the two-year period preceding his or her termination of employment, a lump sum cash payment equal to twenty-four times the Bank’s monthly COBRA charge in effect on his or her termination date for the type of Bank-provided group health plan coverage in effect for the Executive (e.g., family coverage) on his or her termination date, any unpaid annual bonus for the completed fiscal year preceding the fiscal year in which his or her termination occurs, a lump sum cash payment equal to a pro rata portion of the annual incentive award the Executive would have earned under the Bank’s annual incentive plan for the fiscal year in which his or her termination occurs. The agreements each provide for a “best net benefits” approach in the event that severance benefits under the agreement or otherwise result in “excess parachute payments” under  Section 280G of the Internal Revenue Code of 1986, as amended.

The Company will file a copy of each Executive’s change in control agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending June 30, 2022.

Item 9.01        Financial Statements and Other Exhibits

(d)        Exhibits

Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

3
WILLIAM PENN BANCORPORATION

Date: June 21, 2022	By:	/s/ Kenneth J. Stephon
Kenneth J. Stephon
Chairman, President and Chief Executive Officer